EXECUTION COPY

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                          Third Supplemental Indenture


                           Dated as of August 6, 1999


                                      among


                                 ASC East, Inc.


                                       and


                    United States Trust Company of New York,
                                   as Trustee,


                                       and


                           the Guarantors named herein


                                ----------------

                              Series A and Series B
                          12% Senior Subordinated Notes
                                    Due 2006

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


Document #: 628684.6
                  THIRD SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of August 6, 1999, among ASC East, Inc., formerly American Skiing Company, a Maine corporation (the "Company"), the Guarantors listed on the signature pages hereof under the heading Guarantors (the "Guarantors"), and United States Trust Company of New York, as trustee under the Indenture referred to below (the "Trustee").

                                               W I T N E S S E T H:

                  WHEREAS, pursuant to the Indenture, dated as of June 28, 1996, among the Company, the Guarantors named therein (the "Original Guarantors"), and the Trustee (the "Original Indenture"), the Company duly issued its 12% Senior Subordinated Notes Due 2006 (the "Securities") in the aggregate principal amount of $120 million;

                  WHEREAS, the Original Indenture was amended by (i) the First Supplemental Indenture, dated as of November 12, 1997, among the Company, the Original Guarantors and the Trustee and (ii) the Second Supplemental Indenture, dated as of September 4, 1998, among the Company, the Original Guarantors, the New Guaranteeing Subsidiaries named therein, and the Trustee (the Original Indenture, as so amended, the "Indenture");

                  WHEREAS, in accordance with the Indenture, the Company has obtained the written consent of the Holders of at least a majority in principal amount of the outstanding Securities to certain amendments (the "Amendments") to the Indenture as set forth in this Supplemental Indenture;

                  WHEREAS, the Company has determined to adopt the Amendments in connection with the proposals of (i) its parent, American Skiing Company ("ASC"), to issue 150,000 shares of 8.5% Series B Convertible Participating Preferred Stock pursuant to the terms of a Preferred Stock Subscription Agreement, dated as of July 9, 1999, among ASC and Oak Hill Capital Partners, L.P and the other entities named in Annex A thereto (the "Preferred Stock Transaction") and (ii) the Company and ASC West, Inc. to merge with and into ASC (the "Merger");

                  WHEREAS, the parties hereto desire that certain of the Amendments become operative concurrently with the consummation of the Preferred Stock Transaction and certain of the Amendments become operative concurrently with the consummation of the Merger;

                  WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Guarantors, when authorized by resolution of their respective Boards of Directors, and the Trustee together, with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, are authorized to amend or supplement the Indenture as set forth in this Supplemental Indenture;

                  WHEREAS, all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties;

                  WHEREAS, it is intended that, upon the effective date of the Merger, ASC shall succeed to, and be substituted for and may exercise every right and power of the Company under, the Indenture, and shall, pursuant to
Section 5.01(ii) of the Indenture, enter into a supplemental indenture with the Trustee, the Guarantors, and the Additional Guarantors (as defined below) (the "Fourth Supplemental Indenture"), agreeing to be bound by all of the terms of the Indenture as amended by this Supplemental Indenture;

                  WHEREAS, it is intended that, upon the effective date of the Merger, each of the entities named in Annex I hereto shall become a Guarantor under the Indenture (each, an "Additional Guarantor"), and each Additional Guarantor shall, pursuant to Section 4.16 of the Indenture, (i) enter into the Fourth Supplemental Indenture agreeing to be bound by all of the terms of the Indenture as amended by this Supplemental Indenture and (ii) execute a Subsidiary Guarantee; and

                  WHEREAS, the Company, each of the Guarantors and the Trustee desire and have agreed to execute and deliver this Supplemental Indenture as herein provided and all conditions and requirements necessary to make this Supplemental Indenture a valid, binding and legal instrument in accordance with its terms have been performed and fulfilled and the execution and delivery hereof have been in all respects duly authorized by all necessary parties.

                  NOW, THEREFORE, for and in consideration of the premises contained herein, it is mutually covenanted and agreed for the benefit of all Holders of the Securities as follows:

                  Section 1. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. All references herein to the date of the Indenture shall mean July 28, 1996. From and after the effective date of the Merger, and upon the execution and delivery of the Fourth Supplemental Indenture, ASC shall assume the rights and obligations of the Company under the Notes and the Indenture, and, accordingly, the provisions of the Indenture referring to the "Company" shall mean ASC and not ASC East, Inc.

                  Section 2. From and after the closing date of the Preferred Stock Transaction, Article I, Section 1.01 (Definitions) of the Indenture shall be amended as follows:

                  (a) Definition of "Change of Control." The definition of "Change of Control" is amended by deleting such definition in its entirety and substituting the following therefor:

                            "Change of Control"  means the  occurrence of any of
                  the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries, taken as a whole, to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than the Permitted Holders, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company,
                  (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as such term is used in Section 13(d)(3) of the Exchange Act), other than the Permitted Holders, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than the greater of (a) 35% of the voting power of the Capital Stock of the Company or (b) the combined voting power of the Capital Stock held by the Permitted Holders, unless, in the case of this clause (iii), the Permitted Holders retain the right or ability, by voting power, contract or otherwise, to elect or designate a majority of the Board of Directors of the Company, or (iv) the first day on which more than one-third of the members of the Board of Directors of the Company are not Continuing Directors.

                  (b) Definition of "Permitted Holders." The definition of "Permitted Holders" is amended by deleting such definition in its entirety and substituting the following therefor:

                  "Permitted Holders" means (a) Leslie B. Otten (or, in the event of his incompetence or death, his estate and his estate's heirs, executor, administrator, committee or other representative (collectively, "Heirs")), (b) any Person in which Leslie B. Otten and his Heirs, directly or indirectly, have an 80% controlling interest, and/or (c) Oak Hill Capital Partners, L.P. and Oak Hill Securities Fund, L.P. and their respective affiliates and associates.

                  Section 3. From and after the effective date of the Merger, and the execution and delivery of (i) the Fourth Supplemental Indenture by the parties thereto, and (ii) a Subsidiary Guarantee by each Additional Guarantor; provided that, and only in the event that, the Preferred Stock Transaction has been consummated, Article I, Section 1.01 (Definitions) of the Indenture shall be amended as follows:

                  (a) Definition of "Delaware Reincorporation." The following definition of "Delaware Reincorporation" is added immediately following the definition of "Default":

                            "Delaware   Reincorporation"   means  the  Company's
                  merger with and into a newly formed subsidiary that is incorporated in the State of Delaware (with such new Delaware subsidiary surviving the merger) and that, immediately after giving effect to such merger, will have the identical authorized, issued and outstanding capital stock having the same rights and preferences as the Company's immediately prior to such merger.

                  (b) Definition of "Disqualified Stock." The definition of "Disqualified Stock" is amended by adding the following sentence immediately after the last sentence of the definition:

                  Notwithstanding the preceding sentence, any Capital Stock that would not constitute Disqualified Stock but for change of control or asset sale provisions shall not constitute Disqualified Stock if those provisions are not more favorable to the holders of such Capital Stock than the provisions contained in Sections 3.09, 4.10 and 4.15 are to the Holders.

                  (c) Definition of "Existing Indebtedness." The definition of "Existing Indebtedness" is amended by deleting such definition in its entirety and substituting the following therefor:

                           "Existing  Indebtedness"  means  Indebtedness  of the
                  Company and its Restricted Subsidiaries in existence on the date of the Indenture or on the date of the Third Supplemental Indenture dated August 6, 1999, or assumed or incurred on or prior to the date of the Merger in connection with the Merger, in each case, until such amounts are repaid.

                  (d) Definition of "Guarantors." The definition of "Guarantors" is amended by deleting "Deerfield Operating Company" and adding the following to the list of Guarantors: Blunder Bay Development Co.; ASC Leasing, Inc.; Orlando Resort Corporation; ASC Transportation, Inc.; ASC Utah; Steamboat Development Corporation; Steamboat Ski & Resort Corporation; Heavenly Corporation; Heavenly Valley Limited Partnership; and Heavenly Ski & Resort Corporation.

                  (e) Definition of "Merger." The definition of "Merger" is added immediately following the definition of "Liquidated Damages":

          "Merger" means the merger of ASC East, Inc. and ASC West, Inc. with and into the Company.

                  (f) Definition of "Non-Recourse Debt." The definition of "Non-Recourse Debt" is amended by deleting such definition in its entirety and substituting the following therefor:

                           "Non-Recourse  Debt"  means  Indebtedness  (i)  as to
                  which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender,
                  (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness that aggregates $5.0 million or more of the Company or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and (iii) with respect to Indebtedness that aggregates $0.5 million or more, as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

                  (g) Definition of "Non-Recourse Real Estate Debt." The definition of "Non-Recourse Real Estate Debt" is amended by deleting such definition in its entirety and substituting the following therefor:

                           "Non-Recourse  Real Estate  Debt" means  Indebtedness
                  (i) as to which neither the Company nor any of its Restricted Subsidiaries, other than Real Estate Subsidiaries, (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor or otherwise) or (c) constitutes the lender, (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Real Estate Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness that aggregates $5.0 million or more of the Company or any of its Restricted Subsidiaries, other than Real Estate Subsidiaries, to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity and (iii) with respect to Indebtedness that aggregates $0.5 million or more, as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries, other than Real Estate Subsidiaries, except, in each case, to the extent permitted by the provisions of
                  Section 4.09 hereof.

                   (h) Definition of "Permitted Investments." The definition of "Permitted Investments" is amended by adding the following paragraphs:

                    (vi) Guarantees of Hedging Obligations permitted to be incurred pursuant to clause (xi) of Section 4.09 hereof;

                    (vii) any  acquisition  of assets solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of the Company; and

                    (viii) Investments outstanding on the date of the Merger other than Investments made by ASC East, Inc. and its Subsidiaries subsequent to the date of the Indenture and prior to the date of the Merger.

                  Section 4. From and after the effective date of the Merger and the execution and delivery of (i) the Fourth Supplemental Indenture by the parties thereto, and (ii) a Subsidiary Guarantee by each Additional Guarantor; provided that, and only in the event that, the Preferred Stock Transaction has been consummated, Article IV (Covenants) of the Indenture shall be amended as follows:

               (a) Section 4.07. Restricted Payments. Section 4.07(C)(ii) is amended by deleting the date "July 29, 1996" and substituting "July 26, 1999" therefor.

                  (b) Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries. Section 4.08 is amended by deleting the second clause (a) in its entirety and substituting the following therefor:

                           (a) Existing Indebtedness as (i) in effect on the date of the Indenture or (ii) in effect on the date of the Merger (other than, with respect to clause (ii), Existing Indebtedness of ASC East, Inc. and its Restricted Subsidiaries incurred after the date of the Indenture and prior to the consummation of the Merger);

         and adding the following clauses at the end of Section 4.08:

                           (i) any agreement  for the sale or other  disposition
                  of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending its sale or other disposition; and

                           (j) Permitted Refinancing Debt, provided that the restrictions contained in the agreements governing such Permitted Refinancing Debt are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced.

                  (c) Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock. Section 4.09 is amended by (i) deleting the reference to "$65 million" in clause (i)(a) and substituting "$165 million" therefor and (ii) adding the following clauses at the end of Section 4.09:

                           (xi) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations in the ordinary course of business (a) for the purpose of fixing or hedging interest rate risk with respect to any Indebtedness that is permitted by the terms of the Indenture to be outstanding or
                  (b) for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges, provided that such agreements do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and

                           (xii) the  incurrence  by the  Company  or any of its
                  Restricted Subsidiaries in the ordinary course of business of obligations in respect of performance and surety bonds and completion guarantees, and reimbursement obligations in respect of letters of credit and self-insurance programs.

                  Section 5. From and after the effective date of the Merger and the execution and delivery of (i) the Fourth Supplemental Indenture by the parties thereto, and (ii) a Subsidiary Guarantee by each Additional Guarantor; provided that, and only in the event that, the Preferred Stock Transaction has been consummated, Section 5.01 (Merger, Consolidation, or Sale of Assets) of the Indenture shall be amended by adding the following statement at the end of such section:

                  Notwithstanding the foregoing, this Section 5.01 (except for clause (ii)) shall not be applicable to the Merger or the Delaware Reincorporation.

                  Section 6. The Trustee accepts this Supplemental Indenture and agrees to execute the trust created by the Indenture as hereby supplemented, but only upon the terms and conditions set forth in the Indenture, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit its liabilities and responsibilities in the performance of the trust created by the Indenture as hereby supplemented.

                  Section 7. The Indenture, supplemented as hereinabove set forth, is in all respects ratified and confirmed, and the terms and conditions thereof, supplemented as hereinabove set forth, shall be and remain in full force and effect.

                  Section 8. The recitals contained in this Supplemental Indenture shall be taken as the statements made solely by the Company and the Guarantors, and the Trustee shall have no liability or responsibility for their correctness and, without limiting the generality of the foregoing, the Trustee shall not be responsible in any manner whatsoever for or with respect to (i) the validity or sufficiency of this Supplemental Indenture or any of the terms or provisions hereof, (ii) the proper authorization hereof by the Company and the Guarantors by corporate action or otherwise, (iii) the due execution hereof by the Company and the Guarantors or (iv) the consequences (direct or indirect and whether deliberate or inadvertent) of any amendment herein provided for, and the Trustee makes no representation with respect to any such matters.

                  Section 9. This Supplemental Indenture shall become effective upon the execution and delivery hereof by the Company, the Guarantors and the Trustee.

                  SECTION 10. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

                  Section 11. This Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                  IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                         ASC EAST, INC. (f/k/a AMERICAN
                                 SKIING COMPANY)



ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            Guarantors

                                   AMERICAN SKIING COMPANY RESORT
                                   PROPERTIES, INC.
ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President



                                            THE CANYONS RESORT PROPERTIES, INC.


ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President

                                            STEAMBOAT RESORT PROPERTIES, INC.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President

                                           HEAVENLY PROPERTIES, INC.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            SUGARLOAF RESORT PROPERTIES, INC.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            KILLINGTON RESORT PROPERTIES, INC.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            MOUNT SNOW RESORT PROPERTIES, INC.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            SUGARBUSH RESORT PROPERTIES, INC.


ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President

                                            SUNDAY RIVER RESORT PROPERTIES, INC.


ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                          ATTITASH RESORT PROPERTIES,  INC.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President



                                   SUNDAY RIVER SKIWAY CORPORATION

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            SUNDAY RIVER, LTD.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            PERFECT TURN, INC.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President

                                            LBO HOLDINGS, INC.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            SUNDAY RIVER TRANSPORTATION, INC.


ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                        SUGARBUSH RESORT HOLDINGS, INC.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                      SUGARBUSH LEASING COMPANY

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                     SUGARBUSH RESTAURANTS, INC.


ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President

                                     AJT, INC. (f/k/a CRANMORE, INC.)

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            MOUNTAIN WASTEWATER TREATMENT, INC.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            GRAND SUMMIT RESORT PROPERTIES,INC.
                                           (f/k/a LBO HOTEL CO.)

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            S-K-I LIMITED

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            KILLINGTON LTD.


ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President

                                            MOUNT SNOW LTD.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                    WVSAL, INC. (f/k/a WATERVILLE
                                       VALLEY SKI AREA, LTD.)


ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                   SUGARLOAF MOUNTAIN CORPORATION


ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                    KILLINGTON RESTAURANTS, INC.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                       DOVER RESTAURANTS, INC.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President

                                     RESORTS TECHNOLOGIES, INC.


ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President



                                   RESORT SOFTWARE SERVICES, INC.

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            MOUNTAINSIDE

ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President

                                            SUGARTECH


ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President


                                            PICO SKI AREA MANAGEMENT COMPANY


ATTEST: /s/ Foster A. Stewart, Jr.   By:  /s/ Christopher E. Howard
        ----------------------        ------------------------------------
                                        Name:  Christopher E. Howard
                                        Title:  Executive Vice President

                                   UNITED STATES TRUST COMPANY OF
                                        NEW YORK, as Trustee



ATTEST: unable to read                  By:/s/ Louis P. Young
        ----------------                   ----------------------------------
                                            Name: Louis P. Young
                                            Title: Vice President